EXHIBIT 24.2

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Glade M. Knight, his attorney-in-fact, to execute on his behalf, individually and in each capacity stated below, and to file, any documents referred to below relating to the registration of up to an additional 5,000,000 Units of Apple REIT Seven, Inc. (“Apple Seven”) under Apple Seven’s Amended and Restated Dividend Reinvestment Plan, as amended, such documents being: (i) a Registration Statement to be filed with the Securities and Exchange Commission; (ii) such statements with, or applications to, the regulatory authorities of any state in the United States as may be necessary to permit such shares to be offered and sold in such states; and (iii) any and all amendments to any of the foregoing, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto said attorney full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing registration as fully as he himself might do.

IN WITNESS WHEREOF, the undersigned has signed this power of attorney as of this 13th day of January, 2012.

/s/ Kent W. Colton Kent W. Colton, Director of Apple REIT Seven, Inc.